Exhibit 99.1
Delek US Holdings Reports Third Quarter 2023 Results

•Net income of $128.7 million or $1.97 per share
•Adjusted net income of $131.9 million or $2.02 per share
•Adjusted EBITDA of $345.1 million
•Delivered record total throughput in Refining and quarterly earnings in Logistics
•Returned $40.2 million to shareholders through dividends and share buy backs and in addition repurchased $20.0 million in shares subsequent to quarter end
•Paid down $175.6 million in debt
•Increased quarterly dividend to $0.24 per share in November

BRENTWOOD, Tenn.-- November 7, 2023 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its third quarter ended September 30, 2023.
"We achieved strong financial results in the third quarter by capturing favorable margins across our refining, logistics and retail businesses," said Avigal Soreq, President and Chief Executive Officer of Delek US. "Operating safely, reliably and in an environmentally responsible manner is our top priority. In the third quarter, we continued to build upon our solid foundation and drive results. In Refining, we ran well and achieved record total throughput. In Logistics, we are benefiting from our Permian location and investing in the continued growth of our business, which delivered record quarterly earnings once again. Our Retail business contributed the highest quarterly earnings since COVID."
“Financial strength and flexibility, as well as returning value to shareholders, remain key components of our strategy. During the quarter, we reduced debt by $175.6 million, we paid an increased dividend, and repurchased $25.0 million of stock. In the 4th quarter, the board of directors increased the quarterly dividend for the fifth consecutive quarter to $0.24 per share, and we repurchased an additional $20.0 million of stock. Year-to-date, we reduced debt by $415.7 million and returned $130.3 million of capital to shareholders through dividends and share repurchases,” Soreq continued.
"We remain focused on our long-term strategic objectives. We continued efforts to unlock value from our business and advanced our cost efficiency measures. In our operations, we have made progress at each refinery streamlining processes and improving reliability. We are well positioned to operate under mid-cycle market conditions,” Soreq concluded.

Delek US Holdings Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2023	2022	2023	2022
Net income attributable to Delek	$128.7	$7.4	$184.7	$375.8
Diluted income per share	$1.97	$0.10	$2.78	$5.21
Adjusted net income	$131.9	$214.8	$289.8	$461.4
Adjusted net income per share	$2.02	$3.02	$4.37	$6.38
Adjusted EBITDA	$345.1	$414.0	$889.1	$960.0

1 |

Refining Segment
The refining segment Adjusted EBITDA was $285.5 million in the third quarter 2023 compared with $355.7 million in the same quarter last year, which reflects other inventory impacts of $(28.2) million and $279.5 million for third quarter 2023 and 2022, respectively. The decrease over 2022 is primarily due to lower refining crack spreads, partially offset by higher sales volume (including purchased product). During the third quarter 2023, Delek US's benchmark crack spreads were down an average of 8.2% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the third quarter 2023 was $96.5 million compared with $91.5 million in the prior year quarter. The increase over last year's third quarter was driven by strong contributions from the Midland Gathering system and Delaware Gathering system in addition to annual rate increases.
Retail Segment
For the third quarter 2023, Adjusted EBITDA for the retail segment was $16.2 million compared with $13.5 million in the prior-year period. The increase was primarily driven by increased average fuel margins and increased inside store margins.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(53.1) million in the third quarter 2023 compared with a loss of $(46.7) million in the prior-year period. The higher losses are driven by general and administrative costs, primarily related to employee benefit expenses.
Shareholder Distributions
On November 1, 2023, the Board of Directors approved the regular quarterly dividend of $0.240 per share that will be paid on November 20, 2023 to shareholders of record on November 13, 2023.
Liquidity
As of September 30, 2023, Delek US had a cash balance of $901.7 million and total consolidated long-term debt of $2,638.0 million, resulting in net debt of $1,736.3 million. As of September 30, 2023, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $4.2 million of cash and $1,741.4 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $897.5 million in cash and $896.6 million of long-term debt, or a $0.9 million net cash position.
Third Quarter 2023 Results | Conference Call Information
Delek US will hold a conference call to discuss its third quarter 2023 results on Tuesday, November 7, 2023 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) third quarter 2023 earnings conference call that will be held on Tuesday November 7, 2023 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 250 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 78.7% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2023.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects,

2 |

opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

3 |

Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit) and unrealized hedging (gain) loss;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

4 |

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$901.7	$841.3
Accounts receivable, net	1,166.9	1,234.4
Inventories, net of inventory valuation reserves	1,179.2	1,518.5
Other current assets	85.6	122.7
Total current assets	3,333.4	3,716.9
Property, plant and equipment:
Property, plant and equipment	4,603.1	4,349.0
Less: accumulated depreciation	(1,768.3)	(1,572.6)
Property, plant and equipment, net	2,834.8	2,776.4
Operating lease right-of-use assets	160.3	179.5
Goodwill	744.3	744.3
Other intangibles, net	300.4	315.6
Equity method investments	371.2	359.7
Other non-current assets	124.6	100.4
Total assets	$7,869.0	$8,192.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,006.8	$1,745.6
Current portion of long-term debt	29.5	74.5
Current portion of obligation under Inventory Intermediation Agreement	—	49.9
Current portion of operating lease liabilities	49.9	49.6
Accrued expenses and other current liabilities	916.5	1,166.8
Total current liabilities	3,002.7	3,086.4
Non-current liabilities:
Long-term debt, net of current portion	2,608.5	2,979.2
Obligation under Inventory Intermediation Agreement	502.2	491.8
Environmental liabilities, net of current portion	111.6	111.5
Asset retirement obligations	42.9	41.8
Deferred tax liabilities	304.2	266.5
Operating lease liabilities, net of current portion	106.8	122.4
Other non-current liabilities	33.1	23.7
Total non-current liabilities	3,709.3	4,036.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 82,241,519 shares and 84,509,517 shares issued at September 30, 2023 and December 31, 2022, respectively	0.8	0.9
Additional paid-in capital	1,116.4	1,134.1
Accumulated other comprehensive loss	(5.3)	(5.2)
Treasury stock, 17,575,527 shares, at cost, at September 30, 2023 and December 31, 2022, respectively	(694.1)	(694.1)
Retained earnings	619.9	507.9
Non-controlling interests in subsidiaries	119.3	125.9
Total stockholders’ equity	1,157.0	1,069.5
Total liabilities and stockholders’ equity	$7,869.0	$8,192.8

5 |

Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022 (1)	2023	2022 (1)
Net revenues	$4,748.4	$5,324.9	$12,868.3	$15,766.6
Cost of sales:
Cost of materials and other	4,122.1	4,916.0	11,328.3	14,151.1
Operating expenses (excluding depreciation and amortization presented below)	217.7	201.3	577.2	536.4
Depreciation and amortization	83.7	66.5	243.1	192.0
Total cost of sales	4,423.5	5,183.8	12,148.6	14,879.5
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	22.7	28.2	80.8	89.6
General and administrative expenses	72.0	59.3	219.3	231.8
Depreciation and amortization	7.6	6.4	21.0	17.2
Other operating income, net	(2.1)	(5.8)	(19.0)	(44.5)
Total operating costs and expenses	4,523.7	5,271.9	12,450.7	15,173.6
Operating income	224.7	53.0	417.6	593.0
Interest expense, net	82.3	50.7	239.2	132.7
Income from equity method investments	(27.0)	(17.8)	(67.1)	(44.4)
Other expense (income), net	1.8	(0.7)	(4.8)	(3.0)
Total non-operating expense, net	57.1	32.2	167.3	85.3
Income before income tax expense	167.6	20.8	250.3	507.7
Income tax expense	31.5	4.0	43.5	107.5
Net income	136.1	16.8	206.8	400.2
Net income attributed to non-controlling interests	7.4	9.4	22.1	24.4
Net income attributable to Delek	$128.7	$7.4	$184.7	$375.8
Basic income per share	$1.98	$0.11	$2.80	$5.26
Diluted income per share	$1.97	$0.10	$2.78	$5.21
Weighted average common shares outstanding:
Basic	64,889,504	70,471,645	65,864,141	71,494,332
Diluted	65,464,970	71,109,364	66,372,335	72,148,638
(1) In the first quarter 2023, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $3.1 million and $10.2 million for the three and nine months ended September 30, 2022.

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net cash provided by operating activities	$432.6	$130.2	$922.8	$716.1
Cash flows from investing activities:
Net cash used in investing activities	(58.7)	(99.0)	(338.6)	(819.9)
Cash flows from financing activities:
Net cash (used in) provided by financing activities	(293.8)	(122.0)	(523.8)	401.1
Net increase (decrease) in cash and cash equivalents	80.1	(90.8)	60.4	297.3
Cash and cash equivalents at the beginning of the period	821.6	1,244.6	841.3	856.5
Cash and cash equivalents at the end of the period	$901.7	$1,153.8	$901.7	$1,153.8

6 |

Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the third quarter 2023, we recorded restructuring costs totaling $3.5 million ($2.8 million after-tax) associated with our business transformation. These costs are recorded in general and administrative expenses in our consolidated statements of income and are reported in our Corporate segment.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a FIFO basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
El Dorado Fire Losses
For the third quarter 2023, we recognized an additional $8.0 million ($6.2 million after-tax) for uncovered litigation, claims and assessments associated with the 2021 fire at the El Dorado refinery, which are included in operating expenses in the consolidated statements of income.

7 |

Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2023	2022	2023	2022

Reported net income (loss) attributable to Delek	$128.7	$7.4	$184.7	$375.8
Adjusting items (1)
Inventory LCM valuation (benefit) loss	3.4	20.3	(6.2)	19.1
Tax effect	(0.8)	(4.7)	1.4	(4.4)
Inventory LCM valuation (benefit) loss, net	2.6	15.6	(4.8)	14.7
Other inventory impact	(28.2)	279.5	145.4	137.5
Tax effect	6.4	(64.7)	(32.7)	(31.1)
Other inventory impact, net (2) (3)	(21.8)	214.8	112.7	106.4
Business interruption insurance recoveries	(0.2)	(7.3)	(10.0)	(25.9)
Tax effect	0.1	1.6	2.3	5.8
Business interruption insurance recoveries, net	(0.1)	(5.7)	(7.7)	(20.1)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (4)	17.4	(27.1)	(8.1)	(30.9)
Tax effect	(3.9)	6.6	1.8	7.5
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	13.5	(20.5)	(6.3)	(23.4)
Transaction related expenses	—	4.2	—	10.6
Tax effect	—	(1.0)	—	(2.6)
Transaction related expenses, net	—	3.2	—	8.0
Restructuring costs	3.5	—	6.4	—
Tax effect	(0.7)	—	(1.4)	—
Restructuring costs, net (2)	2.8	—	5.0	—
El Dorado refinery fire losses	8.0	—	8.0	—
Tax effect	(1.8)	—	(1.8)	—
El Dorado refinery fire losses, net (2)	6.2	—	6.2	—
Total adjusting items (1)	3.2	207.4	105.1	85.6
Adjusted net income	$131.9	$214.8	$289.8	$461.4
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

8 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share (unaudited)	2023	2022	2023	2022

Reported diluted income per share	$1.97	$0.10	$2.78	$5.21
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	0.04	0.22	(0.07)	0.20
Other inventory impact (3) (4)	(0.33)	3.02	1.70	1.47
Business interruption insurance recoveries	—	(0.08)	(0.12)	(0.28)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements (5)	0.21	(0.29)	(0.09)	(0.32)
Transaction related expenses	—	0.05	—	0.11
Restructuring costs (3)	0.04	—	0.08	—
El Dorado refinery fire losses (3)	0.09	—	0.09	—
Total adjusting items (1)	0.05	2.92	1.59	1.18
Adjusted net income per share	$2.02	$3.02	$4.37	$6.39
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

9 |

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2023	2022	2023	2022
Reported net (loss) income attributable to Delek	$128.7	$7.4	$184.7	$375.8
Add:
Interest expense, net	82.3	50.7	239.2	132.7
Income tax expense (benefit)	31.5	4.0	43.5	107.5
Depreciation and amortization	91.3	72.9	264.1	209.2
EBITDA attributable to Delek	333.8	135.0	731.5	825.2
Adjusting items
Net inventory LCM valuation (benefit) loss	3.4	20.3	(6.2)	19.1
Other inventory impact (1) (2)	(28.2)	279.5	145.4	137.5
Business interruption insurance recoveries	(0.2)	(7.3)	(10.0)	(25.9)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	17.4	(27.1)	(8.1)	(30.9)
Transaction related expenses	—	4.2	—	10.6
Restructuring costs (1)	3.5	—	6.4	—
El Dorado refinery fire losses (1)	8.0	—	8.0	—
Net income attributable to non-controlling interest	7.4	9.4	22.1	24.4
Total Adjusting items	11.3	279.0	157.6	134.8
Adjusted EBITDA	$345.1	$414.0	$889.1	$960.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

10 |

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA
	Three Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$285.1	$96.5	$16.2	$(64.0)	$333.8
Adjusting items
Net inventory LCM valuation (benefit) loss	3.4	—	—	—	3.4
Other inventory impact (1) (2)	(28.2)	—	—	—	(28.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	17.4	—	—	—	17.4
Restructuring costs (1)	—	—	—	3.5	3.5
Business Interruption insurance recoveries	(0.2)	—	—	—	(0.2)
El Dorado refinery fire losses (1)	8.0	—	—	—	8.0
Net income attributable to non-controlling interest	—	—	—	7.4	7.4
Total Adjusting items	0.4	—	—	10.9	11.3
Adjusted Segment EBITDA	$285.5	$96.5	$16.2	$(53.1)	$345.1

	Three Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$90.3	$87.3	$13.5	$(56.1)	$135.0
Adjusting items
Net inventory LCM valuation (benefit) loss	20.3	—	—	—	20.3
Other inventory impact (1) (2)	279.5	—	—	—	279.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	(27.1)	—	—	—	(27.1)
Transaction related expenses	—	4.2	—	—	4.2
Business Interruption insurance recoveries	(7.3)	—	—	—	(7.3)
Net income attributable to non-controlling interest	—	—	—	9.4	9.4
Total Adjusting items	265.4	4.2	—	9.4	279.0
Adjusted Segment EBITDA	$355.7	$91.5	$13.5	$(46.7)	$414.0

11 |

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA
	Nine Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$587.7	$278.8	$37.6	$(172.6)	$731.5
Adjusting items
Net inventory LCM valuation (benefit) loss	(6.2)	—	—	—	(6.2)
Other inventory impact (1) (2)	145.4	—	—	—	145.4
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	(8.1)	—	—	—	(8.1)
Restructuring costs	—	—	—	6.4	6.4
Business Interruption insurance recoveries	(10.0)	—	—	—	(10.0)
El Dorado refinery fire losses	8.0	—	—	—	8.0
Net income attributable to non-controlling interest	—	—	—	22.1	22.1
Total Adjusting items	129.1	—	—	28.5	157.6
Adjusted Segment EBITDA	$716.8	$278.8	$37.6	$(144.1)	$889.1

	Nine Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$758.2	$214.1	$36.3	$(183.4)	$825.2
Adjusting items
Net inventory LCM valuation (benefit) loss	19.1	—	—	—	19.1
Other inventory impact (1) (2)	137.5	—	—	—	137.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	(30.9)	—	—	—	(30.9)
Transaction related expenses	—	10.6	—	—	10.6
Business Interruption insurance recoveries	(25.9)	—	—	—	(25.9)
Net income attributable to non-controlling interest	—	—	—	24.4	24.4
Total Adjusting items	99.8	10.6	—	24.4	134.8
Adjusted Segment EBITDA	$858.0	$224.7	$36.3	$(159.0)	$960.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

12 |

Refining Segment Selected Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	273	273
Total sales volume - refined product (average barrels per day ("bpd")) (1)	307,626	312,877	295,141	307,380
Total production (average bpd)	303,399	300,235	287,375	293,970

Crude oil	294,726	299,973	275,310	289,046
Other feedstocks	11,222	2,276	14,815	6,537
Total throughput (average bpd)	305,948	302,249	290,125	295,583

Total refining production margin per bbl total throughput	$16.01	$17.07	$13.86	$19.03
Total refining operating expenses per bbl total throughput	$5.47	$6.22	$5.50	$5.71

Total refining production margin ($ in millions)	$450.5	$474.7	$1,097.7	$1,535.5
Supply, marketing and other ($ millions) (2)	(1.2)	51.7	95.0	(175.6)
Total adjusted refining margin ($ in millions)	$449.3	$526.4	$1,192.7	$1,359.9

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	73.4%	75.2%	73.3%	67.1%
Gulf Coast Sweet crude	3.3%	5.3%	4.0%	8.4%
Local Arkansas crude oil	4.0%	3.5%	4.1%	4.1%
Other	19.3%	16.0%	18.6%	20.4%

Crude utilization (% based on nameplate capacity) (5)	97.6%	99.3%	91.2%	95.7%

Tyler, TX Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	35,615	35,210	30,750	35,021
Diesel/Jet	34,620	33,844	26,976	31,060
Petrochemicals, LPG, NGLs	3,429	2,246	2,409	2,160
Other	1,959	2,032	1,856	1,844
Total production	75,623	73,332	61,991	70,085
Throughput (average bpd):
Crude oil	74,877	74,796	59,379	69,335
Other feedstocks	1,118	(1,123)	3,243	1,032
Total throughput	75,995	73,673	62,622	70,367

Tyler refining production margin ($ in millions)	$165.4	$151.5	$329.7	$441.8
Per barrel of throughput:
Tyler refining production margin	$23.66	$22.35	$19.29	$23.00
Operating expenses (3)	$4.74	$7.06	$5.06	$5.99
Crude Slate: (% based on amount received in period)
WTI crude oil	76.8%	86.4%	78.1%	85.9%
East Texas crude oil	23.2%	13.6%	21.9%	14.1%

Capture rate (4)	73.0%	66.4%	64.0%	68.2%
El Dorado, AR Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	39,361	40,577	37,213	38,946
Diesel	31,927	31,372	29,211	31,143
Petrochemicals, LPG, NGLs	1,875	1,347	1,564	1,306
Asphalt	7,893	8,503	7,418	7,941
Other	1,168	848	1,034	813
Total production	82,224	82,647	76,440	80,149
Throughput (average bpd):
Crude oil	81,671	80,711	75,286	78,136
Other feedstocks	2,611	3,301	3,053	3,154
Total throughput	84,282	84,012	78,339	81,290

13 |

Refining Segment Selected Financial Information (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
El Dorado refining production margin ($ in millions)	$97.5	$106.0	$231.0	$350.8
Per barrel of throughput:
El Dorado refining production margin	$12.57	$13.72	$10.80	$15.81
Operating expenses (3)	$4.36	$4.83	$4.60	$4.70
Crude Slate: (% based on amount received in period)
WTI crude oil	71.9%	68.4%	67.6%	52.1%
Local Arkansas crude oil	13.4%	14.0%	14.8%	15.5%
Other	14.7%	17.6%	17.6%	32.4%

Capture rate (4)	38.8%	40.8%	35.8%	46.9%
Big Spring, TX Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	29,274	34,431	33,755	34,087
Diesel/Jet	23,607	26,020	23,333	25,262
Petrochemicals, LPG, NGLs	3,723	3,524	3,299	3,466
Asphalt	2,220	1,701	1,833	1,662
Other	5,272	1,342	3,283	1,344
Total production	64,096	67,018	65,503	65,821
Throughput (average bpd):
Crude oil	61,046	70,955	62,733	67,455
Other feedstocks	3,865	(3,189)	3,834	(866)
Total throughput	64,911	67,766	66,567	66,589

Big Spring refining production margin ($ in millions)	$95.1	$116.8	$280.3	$370.4
Per barrel of throughput:
Big Spring refining production margin	$15.92	$18.74	$15.43	$20.37
Operating expenses (3)	$8.37	$7.32	$7.61	$7.02
Crude Slate: (% based on amount received in period)
WTI crude oil	64.3%	72.7%	68.8%	69.3%
WTS crude oil	35.7%	27.3%	31.2%	30.7%

Capture rate (4)	50.9%	59.9%	52.6%	63.4%
Krotz Springs, LA Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	38,361	32,371	40,454	32,111
Diesel/Jet	30,653	31,195	31,794	31,537
Heavy oils	5,461	944	4,239	1,439
Petrochemicals, LPG, NGLs	6,079	6,768	6,510	6,948
Other	902	5,960	446	5,881
Total production	81,456	77,238	83,443	77,916
Throughput (average bpd):
Crude oil	77,132	73,510	77,912	74,120
Other feedstocks	3,628	3,287	4,686	3,216
Total throughput	80,760	76,797	82,598	77,336

Krotz Springs refining production margin ($ in millions)	$92.5	$100.4	$256.6	$372.5
Per barrel of throughput:
Krotz Springs refining production margin	$12.45	$14.21	$11.38	$17.64
Operating expenses (3)	$5.00	$5.97	$5.00	$5.41
Crude Slate: (% based on amount received in period)
WTI Crude	79.8%	70.1%	79.0%	61.0%
Gulf Coast Sweet Crude	11.2%	23.2%	13.5%	33.3%
Other	9.0%	6.7%	7.5%	5.7%

Capture rate (4)	63.9%	55.4%	68.4%	67.0%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations. Formally known as Trading & Supply.

14 |

(3)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(4)    Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(5) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	70,153	87,653	64,835	81,795
Refined products pipelines	63,991	65,761	54,686	63,391
SALA Gathering System	14,774	14,354	13,935	16,150
East Texas Crude Logistics System	36,298	23,960	29,928	20,015
Midland Gathering Assets (1)	248,443	121,304	230,907	107,699
Plains Connection System	250,550	184,254	248,763	166,864
Delaware Gathering Assets: (2)
Natural gas gathering and processing (Mcfd) (3)	69,737	64,429	72,569	61,198
Crude oil gathering (average bpd)	111,973	86,483	110,935	84,497
Water disposal and recycling (average bpd)	99,158	69,411	104,920	66,043

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	69,178	65,396	57,894	66,473
Big Spring wholesale marketing throughputs (average bpd)	81,617	74,238	78,399	76,135
West Texas wholesale marketing throughputs (average bpd)	10,692	10,082	9,871	10,023
West Texas wholesale marketing margin per barrel	$4.56	$4.23	$5.43	$3.84
Terminalling throughputs (average bpd) (5)	121,430	142,003	116,455	138,558
(1) Formerly known as the Permian Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) Formally known as 3 Bear, which was acquired June 1, 2022.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Number of stores (end of period)	250	248	250	248
Average number of stores	250	248	250	248
Average number of fuel stores	245	243	245	243
Retail fuel sales (thousands of gallons)	43,170	44,729	128,821	129,145
Average retail gallons sold per average number of fuel stores (in thousands)	176	184	526	533
Average retail sales price per gallon sold	$3.54	$3.78	$3.36	$3.89
Retail fuel margin ($ per gallon) (1)	$0.42	$0.35	$0.34	$0.33
Merchandise sales (in millions)	$83.5	$84.2	$241.7	$237.3
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$1.0	$1.0
Merchandise margin %	34.4%	32.6%	33.8%	33.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	(6.8)%	7.4%	(3.3)%	4.7%
Change in same-store merchandise sales	(1.9)%	3.9%	1.1%	(0.3)%

15 |

(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,392.4	$119.5	$236.5	$—	$4,748.4
Inter-segment fees and revenues	232.1	156.4	—	(388.5)	—
Total revenues	$4,624.5	$275.9	$236.5	$(388.5)	$4,748.4
Cost of sales	4,394.4	206.5	189.6	(367.0)	4,423.5
Gross margin	$230.1	$69.4	$46.9	$(21.5)	$324.9

	Three Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,904.5	$166.9	$253.1	$0.4	$5,324.9
Inter-segment fees and revenues	262.9	127.2	—	(390.1)	—
Total revenues	$5,167.4	$294.1	$253.1	$(389.7)	$5,324.9
Cost of sales	5,138.0	220.4	210.3	(384.9)	5,183.8
Gross margin	$29.4	$73.7	$42.8	$(4.8)	$141.1

	Nine Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$11,842.2	$351.9	$674.2	$—	$12,868.3
Inter-segment fees and revenues	629.3	414.4	—	(1,043.7)	—
Total revenues	$12,471.5	$766.3	$674.2	$(1,043.7)	$12,868.3
Cost of sales	12,045.8	555.6	548.1	(1,000.9)	12,148.6
Gross margin	$425.7	$210.7	$126.1	$(42.8)	$719.7

	Nine Months Ended September 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$14,633.6	$392.1	$739.7	$1.2	$15,766.6
Inter-segment fees and revenues	801.0	375.3	—	(1,176.3)	—
Total revenues	$15,434.6	$767.4	$739.7	$(1,175.1)	$15,766.6
Cost of sales	14,819.5	583.6	617.1	(1,140.7)	14,879.5
Gross margin	$615.1	$183.8	$122.6	$(34.4)	$887.1

16 |

Pricing Statistics	Three Months Ended September 30,		Nine Months Ended September 30,
(average for the period presented)	2023	2022	2023	2022

WTI — Cushing crude oil (per barrel)	$82.51	$91.63	$77.37	$98.50
WTI — Midland crude oil (per barrel)	$83.85	$93.41	$78.63	$99.87
WTS — Midland crude oil (per barrel)	$83.01	$92.17	$77.34	$98.58
LLS (per barrel)	$84.88	$94.07	$79.82	$100.58
Brent (per barrel)	$85.92	$97.69	$81.96	$102.48

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$32.39	$33.65	$30.15	$33.73
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$31.30	$31.28	$29.30	$32.12
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$19.48	$25.63	$16.64	$26.33

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.58	$2.64	$2.44	$2.92
Gulf Coast Ultra low sulfur diesel (per gallon)	$2.97	$3.49	$2.74	$3.49
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.04	$2.86	$1.80	$2.98
Natural gas (per MMBTU)	$2.66	$7.97	$2.57	$6.69
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. Starting in Q1 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). Historical Gulf Coast 2-1-1 crack spread measures have been revised to conform to current period presentation. The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

17 |

Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2023	2022	2023	2022
Gross margin	$230.1	$29.4	$425.7	$615.1
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	166.5	175.4	459.4	467.5
Depreciation and amortization	60.1	48.9	176.5	151.6
Refining margin	$456.7	$253.7	$1,061.6	$1,234.2
Adjusting items
Net inventory LCM valuation loss (benefit)	3.4	20.3	(6.2)	19.1
Other inventory impact (1) (2)	(28.2)	279.5	145.4	137.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	17.4	(27.1)	(8.1)	(30.9)
Total adjusting items	(7.4)	272.7	131.1	125.7
Adjusted refining margin	$449.3	$526.4	$1,192.7	$1,359.9
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

Calculation of (Net Cash)/Net Debt	September 30, 2023	December 31, 2022
Long-term debt - current portion	$29.5	$74.5
Long-term debt - non-current portion	2,608.5	2,979.2
Total long-term debt	2,638.0	3,053.7
Less: Cash and cash equivalents	901.7	841.3
Net debt - consolidated	1,736.3	2,212.4
Less: DKL net debt	1,737.2	1,653.6
(Net Cash)/Net debt, excluding DKL	$(0.9)	$558.8

Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence

investor.relations@delekus.com; rosy.zuklic@delekus.com; 615-767-4344

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

18 |